                                                                     EXHIBIT 2.1




                             DISTRIBUTION AGREEMENT


                                 BY AND BETWEEN


                        WEATHERFORD INTERNATIONAL, INC.

                                      AND

                              GRANT PRIDECO, INC.




                                 MARCH 22, 2000



                                                 TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----

ARTICLE 1.........................................................................................................1
         CERTAIN DEFINITIONS......................................................................................1
                 1.1        "Additional Shares"...................................................................1
                 1.2        "Affiliate"...........................................................................1
                 1.3        "Agreement"...........................................................................2
                 1.4        "Assets"..............................................................................2
                 1.5        "Amended Bylaws"......................................................................2
                 1.6        "Business Day"........................................................................2
                 1.7        "CERCLA"..............................................................................2
                 1.8        "Circumstance"........................................................................2
                 1.9        "Code"................................................................................2
                 1.10       "Consent Required Contract"...........................................................2
                 1.11       "Contributed Indebtedness"............................................................2
                 1.12       "Contribution"........................................................................2
                 1.13       "Distribution"........................................................................2
                 1.14       "Distribution Date"...................................................................2
                 1.15       "Environmental Conditions"............................................................2
                 1.16       "Environmental Law" or "Environmental Laws"...........................................2
                 1.17       "Environmental Liabilities"...........................................................3
                 1.18       "Excluded Assets".....................................................................3
                 1.19       "Grant"...............................................................................3
                 1.20       "Grant Common Stock"..................................................................3
                 1.21       "Grant Company".......................................................................3
                 1.22       "Grant Employee"......................................................................3
                 1.23       "Grant Employee Benefit Plans"........................................................3
                 1.24       "Grant Entity"........................................................................3
                 1.25       "Grant 401(k) Plan"...................................................................4
                 1.26       "Grant Liabilities"...................................................................4
                 1.27       "Grant Option"........................................................................5
                 1.28       "Grant Taxes".........................................................................5
                 1.29       "Liability"...........................................................................5
                 1.30       "1998 Director Options and Warrants"..................................................5
                 1.31       "1998 Weatherford Employee Option Plan"...............................................5
                 1.32       "Note"................................................................................5
                 1.33       "NYSE"................................................................................5
                 1.34       "Old Weatherford Director Plans"......................................................5
                 1.35       "Old Weatherford Employee Option Plans"...............................................5
                 1.36       "Person"..............................................................................6
                 1.37       "Preferred Supplier Agreement"........................................................6
                 1.38       "Properties"..........................................................................6
                 1.39       "Record Date".........................................................................6
                 1.40       "Restated Certificate of Incorporation"...............................................6
                 1.41       "SEC".................................................................................6
                 1.42       "Service of Process"..................................................................6
                 1.43       "Stock Split".........................................................................6
                 1.44       "Tax Allocation Agreement"............................................................6
                 1.45       "Taxes"...............................................................................6


                 1.46       "Transfer Agent"......................................................................6
                 1.47       "Transfers"...........................................................................6
                 1.48       "Transition Services Agreement".......................................................6
                 1.49       "Trust"...............................................................................6
                 1.50       "Waste Materials".....................................................................6
                 1.51       "Weatherford".........................................................................7
                 1.52       "Weatherford Common Stock"............................................................7
                 1.53       "Weatherford Company".................................................................7
                 1.54       "Weatherford Employee"................................................................7
                 1.55       "Weatherford 401(k) Plan".............................................................7
                 1.56       "Weatherford Indemnified Parties".....................................................7
                 1.57       "Weatherford Option"..................................................................7

ARTICLE 2.........................................................................................................7
         CONTRIBUTION.............................................................................................7
                 2.1        Contribution..........................................................................7
                 2.2        Grant Liabilities.....................................................................8
                 2.3        Consideration.........................................................................8
                 2.4        Limitation of Assignments.............................................................8
                 2.5        Delivery of Records...................................................................8
                 2.6        Guarantees and Financial Assurances...................................................9
                 2.7        Grant Acknowledgments.................................................................9


ARTICLE 3.........................................................................................................9
         RECAPITALIZATION OF GRANT; MECHANICS OF DISTRIBUTION.....................................................9
                 3.1        Grant Capitalization..................................................................9
                 3.2        Recapitalization of Grant.............................................................9
                 3.3        Mechanics of Distribution.............................................................9
                 3.4        Timing of Distribution................................................................9

ARTICLE 4.........................................................................................................9
         EMPLOYEE BENEFIT PLANS...................................................................................9
                 4.1        Employee Benefits are Grant Liabilities...............................................9
                 4.2        401(k) Plans..........................................................................9
                 4.3        Employee Health, Life and Disability Insurance Plans.................................10
                 4.4        Credited Employment..................................................................10
                 4.5        No Termination of Employment for Benefit Entitlement Purposes........................10

ARTICLE 5........................................................................................................10
         STOCK PLANS.............................................................................................10

ARTICLE 6........................................................................................................14
         INDEMNIFICATION.........................................................................................14
                 6.1        Indemnification Matters..............................................................14
                 6.2        Notice of Circumstance...............................................................16
                 6.3        Payment..............................................................................16
                 6.4        Insurance............................................................................16
                 6.5        Scope of Indemnification.............................................................17


                                                                                                               Page
                                                                                                               ----
                 6.6        Indemnity for Certain Environmental Liabilities......................................17

ARTICLE 7........................................................................................................17
         CONDITIONS TO OBLIGATIONS OF WEATHERFORD................................................................17

ARTICLE 8........................................................................................................18
         MISCELLANEOUS...........................................................................................18
                 8.1        Grant Covenants......................................................................18
                 8.2        Governing Law........................................................................18
                 8.3        Arbitration..........................................................................18
                 8.4        Notices..............................................................................19
                 8.5        Expenses.............................................................................20
                 8.6        Entire Agreement.....................................................................20
                 8.7        Waiver...............................................................................20
                 8.8        Binding Effect; Assignment; No Third Party Benefit...................................20
                 8.9        Counterparts.........................................................................20
                 8.10       References...........................................................................20
                 8.11       Terminology..........................................................................21
                 8.12       Severability.........................................................................21
                 8.13       Further Assurances...................................................................21



                                LIST OF ANNEXES

Annex A      -    Amended Bylaws of Grant
Annex B      -    Excluded Assets
Annex C      -    Note
Annex D      -    Preferred Supplier Agreement
Annex E      -    Restated Certificate of Incorporation of Grant
Annex F      -    Tax Allocation Agreement
Annex G      -    Transfers
Annex H      -    Transition Services Agreement
Annex I      -    Grant Employee Stock Plan
Annex J      -    Grant Director Plan
Annex K      -    Employee Benefits Agreement

                             DISTRIBUTION AGREEMENT

         THIS DISTRIBUTION AGREEMENT (this "Agreement") is dated March 22, 2000, by and among WEATHERFORD INTERNATIONAL, INC., a Delaware corporation ("Weatherford"), and GRANT PRIDECO, INC. ("Grant"), a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, Grant is a wholly owned subsidiary of Weatherford;

         WHEREAS, pursuant to this Agreement Weatherford and Grant will cause the Transfers to be made or occur, Grant will execute the Note, Weatherford will contribute the Contributed Indebtedness to Grant and Grant will effect the Stock Split and issue the Additional Shares to Weatherford (the transactions described in this paragraph are referred to collectively herein as the "Contribution");

         WHEREAS, after the Contribution, Weatherford will distribute to its stockholders all of the outstanding stock of Grant as further described in
Article 3 hereof; and

         WHEREAS, for federal income tax purposes, it is intended that the Contribution and Distribution will qualify as transactions pursuant to Sections 368(a)(1)(D) and 355 and related sections of the Code;

         NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

         As used in this Agreement, the following terms have the following respective meanings:

         1.1 "Additional Shares" shall mean that number of shares of Grant Common Stock as shall be equal to the number of shares of Weatherford Common Stock outstanding on the Record Date, less the number of shares of Grant Common Stock owned by Weatherford on the Record Date, which Additional Shares will be issued to Weatherford as a result of the Stock Split.

         1.2 "Affiliate" shall mean, with respect to Weatherford or Grant Prideco, any Person, that directly or indirectly, is in control of, is controlled by, controls or is under common control of Weatherford or Grant Prideco, as the case may be. For purposes of this definition, control shall include the ownership of 50% or more of the legal or beneficial interest in any Person or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. A Person who is an Affiliate shall only be considered an Affiliate for so long as that Person meets the definition of an Affiliate. An officer, director, general partner, managing member or trustee of a Person or Affiliate of such Person shall not be considered to be an Affiliate unless such Person is under the direct or indirect control or common control of Weatherford or Grant Prideco, as the case may be. For purposes of clarity, neither Weatherford nor Grant Prideco shall be considered to be an Affiliate of the other, nor shall National Oilwell, Grey Wolf Inc. or any other company in which a director or officer of Weatherford is also a director, officer or shareholder be considered an Affiliate of Weatherford unless Weatherford itself controls such company.

         1.3 "Agreement" shall have the meaning specified in the preamble.

         1.4 "Assets" shall mean, collectively, all the property, assets and rights, tangible and intangible, owned or operated by the Grant Companies on, before or after the Distribution Date, excluding the Excluded Assets.

         1.5 "Amended Bylaws" shall mean the Amended Bylaws of Grant, in substantially the form of Annex A hereto.

         1.6 "Business Day" shall mean a day on which national banks are generally open for the transaction of business in Houston, Texas.

         1.7 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         1.8 "Circumstance" shall have the meaning specified in Section 6.2 hereof.

         1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.10 "Consent Required Contract" shall have the meaning specified in
Section 2.4 hereof.

         1.11 "Contributed Indebtedness" shall mean all intercompany indebtedness owed by a Grant Company to a Weatherford Company in excess of the sum of (i) the amount of the Note owed by Grant to Weatherford immediately prior to the Contribution, (ii) the Drill Stem Credits (as defined in the Preferred Supplier Agreement), (iii) indebtedness owed by Grant to Weatherford pursuant to the Tax Allocation Agreement and (iv) indebtedness owed by Grant in connection with any employee benefit plans, arrangements or policies for the benefit of employees and former employees (and their beneficiaries) of any Grant Company.

         1.12 "Contribution" shall have the meaning specified in the second "WHEREAS" clause hereof.

         1.13 "Distribution" shall mean the distribution by Weatherford to its stockholders (other than the Trust) of all of the outstanding shares of Grant.

         1.14 "Distribution Date" shall mean the time and date as of which the Distribution is effective.

         1.15 "Environmental Conditions" shall mean (i) any pollution, contamination, degradation, damage or injury caused by, related to, arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Waste Materials and (ii) any course of conduct or operating practice with respect to matters governed by or regulated under Environmental Laws.

         1.16 "Environmental Law" or "Environmental Laws" shall mean all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity now or at any time in the future in effect relating to (i) the prevention or control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release or transportation and (iii) exposure to hazardous, toxic or other substances alleged to be harmful. The term "Environmental Law" or "Environmental Laws" includes, without limitation,
(1) the terms and conditions of any license, permit, approval or other authorization by any governmental entity and (2) judicial, administrative or other regulatory decrees, judgments and orders of any governmental entity. The term "Environmental Law" or "Environmental Laws" includes, but is not limited to, the following statutes and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Resource Conservation Recovery Act, 42 U.S.C. Section 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act (Clean Water Act),

33 U.S.C. Section 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., CERCLA and any state, county or local laws or regulations similar thereto.

         1.17 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees imposed or incurred (i) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws, (ii) pursuant to any claim by a governmental entity or other person or entity pursuant to common law or statute for personal injury, property damage, damage to natural resources, remediation, payment or reimbursement of response costs or similar costs or expenses or (iii) as a result of Environmental Conditions.

         1.18 "Excluded Assets" shall mean the assets listed on Annex B hereto.

         1.19 "Grant" for purposes of the assumption and indemnification provisions of this Agreement, shall include Grant Prideco, Inc. and any and all predecessors or successors thereto, whether by merger, purchase or other acquisition of substantially all of the assets or otherwise, and any and all predecessors or successors to such entities.

         1.20 "Grant Common Stock" shall mean shares of common stock, $.01 par value per share, of Grant.

         1.21 "Grant Company" shall mean any corporation, joint venture, partnership, limited liability company, association, investment or other entity, including Grant, and any predecessor of the foregoing, in which Grant or any company in which the business of a Grant Entity is or was conducted (or any predecessor to the business or assets of Grant) now or at any time in the past owned, or as a result of Transfers will own, directly or indirectly, an ownership interest (whether or not such ownership interest constitutes control of the entity and whether or not such interest represents a passive or active investment); provided, however, Weatherford International, Inc., Weatherford Canada Ltd. and EVI de Venezuela, S.A. shall not be considered Grant Companies to the extent the business conducted by them does not relate to the drill pipe, tubular or related businesses that are being transferred to a subsidiary of Grant.

         1.22 "Grant Employee" shall mean an individual whose principal occupation on the Distribution Date is as an employee of any Grant Company.

         1.23 "Grant Employee Benefit Plans" shall have the meaning specified in Section 4.3 hereof.

         1.24 "Grant Entity" shall mean any entity or division of an entity in which the drill pipe, tubular or related or associated business of Weatherford's Grant Prideco division is now conducted or previously was conducted, including when those businesses were conducted as a division of Energy Ventures, Inc. or EVI, Inc.; provided, however, a Grant Entity shall not include any Weatherford Company other than to the extent such Weatherford Company's business is related to or associated with the drill pipe or other business historically conducted by the Grant Prideco division.

         1.25 "Grant 401(k) Plan" shall have the meaning specified in Section
4.2 hereof.

         1.26 "Grant Liabilities" shall mean any and all Liabilities and Environmental Liabilities (other than Liabilities or Environmental Liabilities resulting from, arising out of or relating to the Excluded Assets) to which Weatherford or any of its Affiliates may now or at any time in the future become subject (whether directly or indirectly, including by reason of any Grant Company owning, controlling or operating any business or assets), resulting from, arising out of or relating to (i) any Grant Company, (ii) any Grant Taxes (except as provided otherwise in the Tax Allocation Agreement), (iii) any obligation, matter, fact, circumstance or action or omission by any Person in any way relating to or arising from the business, operations or assets of any Grant Company on, before or after the Distribution Date, (iv) any product or service manufactured, sold or otherwise provided by any Grant Company on, before or after the Distribution Date, (v) except as provided herein, the Contribution, the Distribution or any of the other transactions contemplated hereby or (vi) the Assets. The term "Grant Liabilities" shall also include, without limitation, the following (other than Liabilities or Environmental Liabilities resulting from, arising out of or relating to the Excluded Assets):

                  (a) Any and all Liabilities and Environmental Liabilities resulting from, arising out of or relating to (i) the current, former or future assets, activities, operations, facilities, actions or omissions of any Grant Company or any of their respective officers, directors or employees (to the extent such officer, director or employee is acting in his or her capacity as an officer, director or employee of a Grant Company), independent contractors or agents (in their capacity as such), (ii) any product liability claim, recall, replacement, returns or customer allowances of or relating to any Grant Company or (iii) any contract or permit of any Grant Company, regardless of whether the contract or permit is assigned, conveyed or leased hereunder or under any other agreement contemplated hereby;

                  (b) Any and all accounts and notes payable of any Grant
         Company;

                  (c) Any and all Liabilities relating to the Grant 401(k) Plan and the Grant Employee Benefit Plans;

                  (d) Any and all Liabilities and Environmental Liabilities to, on behalf of, or which arise from or relate to active or inactive employees (retired or otherwise) of any Grant Company for claims occurring on, before or after the Distribution Date, including, without limitation, (i) liability for any salaries, wages, tax equalization payments, vacation pay, sick leave, personal leave, severance pay, wrongful dismissal or discrimination claims; (ii) liability for or under any employee benefit plan, policy or arrangement, including, without limitation, retirement, pension, medical, dental, profit sharing, unemployment, supplemental unemployment or disability plan policy or arrangement; (iii) liability for any payroll taxes, social security or similar taxes or withholding; (iv) liability arising from claims or litigation and (v) liability arising from any injury, death, loss, disability, occupational disease or claims under any workers' compensation laws;

                  (e) Any and all Liabilities and Environmental Liabilities resulting from, arising out of, relating to or occurring on the Properties, the operations on any of the Properties or with regard to any of the Assets, and any off-site Environmental Liabilities related to any of the foregoing or to any Grant Company, including, without limitation, those under any indemnification agreement or obligation of any Grant Company, Weatherford or any Affiliate of Weatherford and any documents related thereto;

                  (f) Any and all Liabilities of any Grant Company with respect to any projects or transactions performed or engaged in by it on, before or after the Distribution Date;

                  (g) Any and all litigation and claims against any Grant Company existing as of the Distribution Date;

                  (h) Except as provided otherwise in the Tax Allocation Agreement, any and all Liabilities for Grant Taxes; and

                  (i) Any and all legal, accounting, consulting and expert fees and expenses incurred in investigating, preparing, defending, settling or discharging any claim or action arising under, out of or in connection with any of the Grant Liabilities or Assets.

         1.27 "Grant Option" shall mean an option to purchase Grant Common
Stock.

         1.28 "Grant Taxes" shall mean any and all Taxes (i) to which any Grant Company may be obligated pursuant to the Tax Allocation Agreement or (ii) relating to or arising from the Contribution or the Distribution (including, without limitation, any transfer taxes or value added taxes).

         1.29 "Liability" shall mean any and all claims, demands, liabilities, responsibilities, disputes, causes of action, losses, damages, assessments, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)) and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, or fixed or contingent.

         1.30 "1998 Director Options and Warrants" shall mean the nonqualified stock options and warrants granted by Weatherford to non-employee directors on or after August 31, 1998.

         1.31 "1998 Weatherford Employee Option Plan" shall mean the Weatherford International, Inc. 1998 Employee Stock Option Plan.

         1.32 "Note" shall mean the promissory note to be executed by Grant in favor of Weatherford, in substantially the form of Annex C hereto.

         1.33 "NYSE" shall mean The New York Stock Exchange, Inc.

         1.34 "Old Weatherford Director Plans" shall mean the Energy Ventures, Inc. 1991 Non-Employee Director Stock Option Plan and the Energy Ventures, Inc. Amended and Restated Non-Employee Director Stock Option Plan.

         1.35 "Old Weatherford Employee Option Plans" shall mean the Weatherford International Incorporated 1987 Stock Option Plan, the Weatherford Enterra, Inc. 1991 Stock Option Plan, the Energy Ventures, Inc. Employees' Stock Option Plan, the Energy Ventures, Inc. 1992 Employee Stock Option Plan, the Taro Industries Limited Stock Option Plan and the D. Dale Wood Stock Option Agreement.

         1.36 "Person" shall mean an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

         1.37 "Preferred Supplier Agreement" shall mean the agreement to be entered into between Weatherford and Grant, in substantially the form of Annex D hereto.

         1.38 "Properties" shall mean the properties currently or previously owned or operated by any Grant Company or Grant Entity, but excluding the Excluded Assets.

         1.39 "Record Date" shall have the meaning specified in Section 3.3 hereof.

         1.40 "Restated Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of Grant, in substantially the form of Annex E hereto.

         1.41 "SEC" shall mean the United States Securities and Exchange Commission.

         1.42 "Service of Process" shall have the meaning specified in Section
6.1 hereof.

         1.43 "Stock Split" shall mean the split pursuant to the Restated Certificate of Incorporation of the outstanding shares of Grant Common Stock into an aggregate number of shares equal to the number of shares of Weatherford Common Stock on the Record Date, resulting in the issuance of the Additional Shares.

         1.44 "Tax Allocation Agreement" shall mean the agreement to be entered into between Weatherford and Grant, substantially in the form of Annex F hereto.

         1.45 "Taxes" shall mean all federal, state, local, foreign and other taxes, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits or other taxes of any kind whatsoever, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

         1.46 "Transfer Agent" shall mean American Stock Transfer & Trust
Company.

         1.47 "Transfers" shall mean the transactions described on Annex G hereto.

         1.48 "Transition Services Agreement" shall mean the agreement to be entered into between Weatherford and Grant, in substantially the form of Annex H hereto.

         1.49 "Trust" shall mean the Energy Ventures, Inc. Executive Deferred Compensation Stock Ownership Trust.

         1.50 "Waste Materials" shall mean any (i) toxic or hazardous materials or substances; (ii) solid wastes, including asbestos, polychlorinated biphenyls, mercury, buried contaminants, chemicals, flammable or explosive materials; (iii) radioactive materials; (iv) petroleum wastes and spills or releases of petroleum products; and (v) any other chemical, pollutant, contaminant, substance or waste that is regulated by any governmental entity under any Environmental Law.

         1.51 "Weatherford" shall mean Weatherford International, Inc., a Delaware corporation.

         1.52 "Weatherford Common Stock" shall mean shares of common stock, $1.00 par value per share, of Weatherford.

         1.53 "Weatherford Company" shall mean any corporation, joint venture, partnership, limited liability company, association, investment or other entity (other than Grant, a Grant Company or any entity transferred to Grant or a Grant Company as a result of the Transfers), including Weatherford, and any predecessor of the foregoing, in which Weatherford or any Weatherford Company (or any predecessor to the business or assets of Weatherford or any Weatherford Company) now or at any time in the past owned, directly or indirectly, an ownership interest (whether or not such ownership interest constitutes control of the entity and whether or not such interest represents a passive or active investment).

         1.54 "Weatherford Employee" shall mean an individual whose principal occupation on the Distribution Date is as an employee of any Weatherford Company.

         1.55 "Weatherford 401(k) Plan" shall mean the Weatherford International, Inc. 401(k) Plan.

         1.56 "Weatherford Indemnified Parties" shall have the meaning set forth in Section 6.1(a) hereof.

         1.57 "Weatherford Option" shall mean an option or warrant, as applicable, to purchase Weatherford Common Stock.



                                   ARTICLE 2

                                  CONTRIBUTION

         2.1      Contribution.

                  (a) Effective before the Distribution Date: (i) Weatherford and Grant shall cause the Transfers to be made or occur, or shall have entered into agreements to effect the Transfers; (ii) Grant will transfer, or cause to be transferred, the Excluded Assets to the Weatherford Company or Weatherford Companies designated by Weatherford; (iii) Grant will execute and deliver the Note; (iv) Weatherford will contribute the Contributed Indebtedness to Grant; (v) Grant will effect the Stock Split and issue the Additional Shares to Weatherford; and (vi) Grant will issue the Drill Stem Credits (as defined in the Preferred Supplier Agreement) to Weatherford.

                  (b) THE TRANSFERS SHALL BE MADE WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS (CURRENT, FIXED, PERSONAL, REAL, TANGIBLE OR INTANGIBLE), INCLUDING, BUT NOT LIMITED TO, CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, CAPACITY, SUITABILITY, UTILITY, SALABILITY, AVAILABILITY, COLLECTIBILITY, OPERATIONS, CONDITIONS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING THE EXPRESS AGREEMENT OF WEATHERFORD AND GRANT THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GRANT WILL OBTAIN THE ASSETS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, ON AN "AS IS AND WHERE IS, WITH ALL FAULTS" BASIS.


         2.2 Grant Liabilities. Effective as of the Distribution Date, Grant hereby unconditionally assumes and undertakes to pay, satisfy and discharge the Grant Liabilities. IT IS THE INTENT OF THE PARTIES THAT THE GRANT LIABILITIES AND ENVIRONMENTAL LIABILITIES SHALL BE WITHOUT REGARD TO THE CAUSE THEREOF OR THE NEGLIGENCE OF ANY PERSON, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE, AND WHETHER SUCH GRANT LIABILITY OR ENVIRONMENTAL LIABILITY IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISING AS AN OBLIGATION OF CONTRIBUTION. GRANT HEREBY WAIVES AND RELEASES FOR ITSELF AND ON BEHALF OF GRANT'S AFFILIATES ANY CLAIMS, DEFENSES OR CLAIMS FOR CONTRIBUTION, INCLUDING CLAIMS FOR CONTRIBUTION OR REIMBURSEMENT PROVIDED UNDER ENVIRONMENTAL LAWS, THAT IT HAS OR MAY HAVE AGAINST WEATHERFORD OR ANY OF ITS AFFILIATES WITH RESPECT TO THE GRANT LIABILITIES AND ENVIRONMENTAL LIABILITIES. AFTER THE DISTRIBUTION, NEITHER WEATHERFORD NOR ANY OF ITS AFFILIATES SHALL IN ANY WAY BE LIABLE OR RESPONSIBLE FOR ANY GRANT LIABILITIES, EXCEPT TO THE EXTENT SUCH LIABILITY RELATES TO THE OWNERSHIP OR OPERATION OF AN EXCLUDED ASSET AFTER THE DISTRIBUTION DATE.

         2.3 Consideration. The aggregate consideration for the Transfers shall consist of (a) the contribution by Weatherford to Grant of the Contributed Indebtedness and (b) all other agreements, arrangements and understandings contemplated by this Agreement.

         2.4 Limitation of Assignments. Notwithstanding any other provision hereof, this Agreement shall not constitute nor require an assignment to any Grant Company or, in the case of Excluded Assets, any Weatherford Company of any contract, permit, license or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of any law or any judgment, decree, order, writ, injunction, rule or regulation of any governmental entity unless and until such consent shall have been obtained. In the case of any such contract, permit, license or other right that cannot be effectively transferred to a Grant Company or, in the case of Excluded Assets, a Weatherford Company without such consent (a "Consent Required Contract"), each transferor agrees that it will use its best efforts to obtain all consents of third parties and governmental entities as are necessary for the assignment of any Consent Required Contract. To the extent that any Consent Required Contract cannot be transferred by law or without the consent of any governmental entity or third party, such Consent Required Contract shall be held by the transferor in trust for its transferee and shall be performed by such transferee in the name of the transferor and all benefits and obligations derived thereunder shall be for the account of such transferee; provided, however, that where entitlement of a transferee to such Consent Required Contract is not recognized by any third party or governmental entity, its transferor shall, at the request of such transferee, enforce in a reasonable manner, at the cost of and for the account of such transferee, any and all rights of such transferor against such third party or governmental entity.

         2.5 Delivery of Records. Grant shall be entitled to all books, records, papers and instruments of Weatherford of whatever nature that relate to the Assets, including, without limitation, all financial and accounting records, on the Distribution Date, and all books and records relating to employees, the purchase of materials, supplies and services, research and development, engineering drawings, designs, schematics, blueprints, instruction manuals, flowsheets, models, maintenance schedules and similar technical records, and dealings with customers, vendors and suppliers relating to the Assets, and including computerized books and records and other computerized storage media and the software (including documentation and object and source codes) used in connection therewith; provided that Weatherford shall be entitled to retain all originals of its corporate, financial, accounting, legal, tax and auditing records, and Weatherford shall be entitled to retain copies at its expense of any such other books and records that are necessary for its tax, accounting or legal purposes.

         2.6 Guarantees and Financial Assurances. Grant agrees to use reasonable efforts to obtain the release of any guarantees or other financial assurances provided by Weatherford or any of its Affiliates on behalf of any Grant Company.

         2.7 Grant Acknowledgments. Grant acknowledges that this Agreement is a valid, binding and enforceable contract that has been approved by its sole stockholder. Grant further acknowledges that this Agreement and the transactions contemplated hereby are in the best interests of Grant.


                                   ARTICLE 3

              RECAPITALIZATION OF GRANT; MECHANICS OF DISTRIBUTION

         3.1 Grant Capitalization. The current equity capitalization of Grant consists of 1,000 issued and outstanding shares of Grant Common Stock, all of which is outstanding and owned beneficially and of record by Weatherford.

         3.2 Recapitalization of Grant. Effective before the Distribution Date, Grant shall have filed the Restated Certificate of Incorporation effecting the Stock Split, and the Board of Directors of Grant shall have adopted the Amended Bylaws.

         3.3 Mechanics of Distribution. The Distribution shall be effected by the distribution to each holder of record of Weatherford Common Stock (other than the Trust), as of the record date designated for the Distribution by or pursuant to the authorization of the Board of Directors of Weatherford (the "Record Date"), of one share of Grant Common Stock for each share of Weatherford Common Stock held by such holder. No fraction of a share of Grant Common Stock shall be issued, but in lieu thereof each holder of shares of Weatherford Common Stock who otherwise would be entitled to a fraction of a share of Grant Common Stock shall receive a whole share of Grant Common Stock for such fraction of a share. All shares of Weatherford Common Stock held by a record holder other than nominee holders shall be aggregated for purposes of computing the number of shares of Grant Common Stock to be issued pursuant to this Section 3.3.

         3.4 Timing of Distribution. The Board of Directors of the Weatherford shall formally declare the Distribution and shall authorize Weatherford to pay it upon the satisfaction or waiver of the conditions set forth in Article 7, by delivery of certificates for Grant Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Distribution shall be deemed to be effective upon notification by Weatherford to the Transfer Agent that the Distribution has been declared and that the Transfer Agent is authorized to proceed with the distribution of Grant Common Stock.

                                   ARTICLE 4

                             EMPLOYEE BENEFIT PLANS

         4.1 Employee Benefits are Grant Liabilities. All obligations of Grant Companies with respect to employee benefit plans, arrangements or policies for the benefit of employees and former employees (and their beneficiaries) of Grant Companies in place at the time of the Distribution shall be treated and deemed to be as Grant Liabilities under this Agreement.

         4.2 401(k) Plans. Before the Distribution Date, Grant shall establish a defined contribution plan (the "Grant 401(k) Plan") that shall be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and effective as of the Distribution Date. On or before the Distribution Date, and in accordance with the terms of the Weatherford 401(k) Plan, Weatherford shall cause the account balance attributable to each individual who will cease to be an employee of Weatherford and its Affiliates following the Distribution Date to be transferred to the Grant 401(k) Plan to the extent that such transfer is permitted by law. Each individual who continues to be an employee of any Grant Company on the Distribution Date shall, for eligibility and vesting purposes under the Grant 401(k) Plan, be credited with the same service with which he or she is credited for such purposes under the Weatherford 401(k) Plan immediately prior to the Distribution Date.

         4.3 Employee Health, Life and Disability Insurance Plans. On or before the Distribution Date, Grant shall establish such employee health, life and disability insurance plans and other employee welfare or fringe benefit arrangements (collectively, the "Grant Employee Benefit Plans") that are comparable in the aggregate to the health, life and disability insurance plans and other employee welfare or fringe benefit arrangements that had been maintained by Weatherford for its employees and the employees of its subsidiaries prior to the Distribution Date (collectively, the "Weatherford Employee Benefit Plans"). Service by any employee with Weatherford or its subsidiaries prior to the Distribution Date shall be counted for purposes of determining any period of eligibility to participate in, or to vest in benefits (including vacation rights) provided under the Grant Employee Benefit Plans, and any amounts previously expended by any such employees of Weatherford or its subsidiaries prior to the Distribution Date for purposes of satisfying such plan year's deductible, co-payment limitations, maximum out-of-pocket provisions and applicable annual and/or life-time maximum benefit limitations shall be credited for purposes of satisfying such plan year's deductible, co-payment limitations under the Grant Employee Benefit Plans and any coverage waiting period for pre-existing conditions for such employees shall be waived under the Grant Employee Benefit Plans.

         4.4      Credited Employment.

                  (a) During the five-year period following the Distribution, if any employee of Weatherford or any of its Affiliates shall become an employee of Grant or any of its Affiliates, Grant shall, and shall cause its Affiliates to, credit such employee, for purposes of eligibility and vesting under the Grant Employee Benefit Plans (including Grant's vacation policy) and the Grant 401(k) Plan, with the period of time such employee was employed by Weatherford or any of its Affiliates.

                  (b) During the five-year period following the Distribution, if any employee of Grant or any of its Affiliates shall become an employee of Weatherford or any of its Affiliates, Weatherford shall, and shall cause its Affiliates to, credit such employee, for purposes of eligibility and vesting under Weatherford Employee Benefit Plans (including Weatherford's vacation policy), with the period of time such employee was employed by Grant or any of its Affiliates.

         4.5 No Termination of Employment for Benefit Entitlement Purposes. For purposes of determining a person's entitlement to benefits under any of the Weatherford Employee Benefit Plans, the Distribution shall not constitute a termination of employment for persons who will continue to be employees of Grant or any of its Affiliates or Weatherford or any of its Affiliates after the Distribution.

                                   ARTICLE 5

                                  STOCK PLANS

         On or before the Distribution Date, Grant will adopt the Grant Prideco, Inc. 2000 Employee Stock Option and Restricted Stock Plan, in substantially the form of Annex I hereto (the "Grant Employee Stock Plan"), and the Grant Prideco, Inc. 2000 Non-Employee Director Stock Option Plan, in substantially the form of Annex J attached hereto (the "Grant Director Plan"). In consideration of Weatherford's contribution of the Contributed Indebtedness to Grant, on or before the Distribution Date, Grant will enter into the Employee Benefits Agreement in substantially the form of Annex K hereto. On or before the Distribution Date, Weatherford and Grant will take such actions as are necessary to cause the following treatment of outstanding Weatherford Options to be effected as of the Distribution Date.

         (a)      Treatment of Old Weatherford Options and Old Director Options.

                  (i) Grant will issue Grant Options under the Grant Employee Stock Plan to each holder of an outstanding Weatherford Option that has been granted under an Old Weatherford Employee Option Plan ("Old Weatherford Options").

                  (ii) Grant will issue Grant Options to each holder of an outstanding Weatherford Option that has been granted under an Old Weatherford Director Plan ("Old Director Options").

                  (iii) Grant Options issued pursuant to the preceding two clauses will be exercisable for Grant Common Stock on the basis of one share of Grant Common Stock for each share of Weatherford Common Stock subject to the terms of the applicable outstanding Old Weatherford Option or Old Director Option.

                  (iv) Each Grant Option will have the same vesting schedule and other terms (including the exercise date and expiration date) as the vesting schedules and other terms of the related Old Weatherford Option or Old Director Option, as applicable; provided that employment with either Grant or Weatherford will satisfy any condition to continuing employment where discontinued employment would cause the options to terminate.

                  (v) The per-share exercise price of each adjusted Old Weatherford Option or Old Director Option and the related Grant Option will be a function of (A) the per share exercise price of the Old Weatherford Option or Old Director Option immediately before the Distribution, (B) the market value per share of Weatherford Common Stock immediately before giving effect to the Distribution and (C) the market value per share of Grant Common Stock after giving effect to the Distribution, all as provided in the following formula:


                  The adjusted exercise price per share for an Old
                  Weatherford Option or an Old Director Option will equal:                       E (W-G)/W

                  The exercise price per share for the related Grant Option will equal:          E (G/W)

                  Where    E =      The original exercise price of the applicable Weatherford Option;

                           G =      The market value per share of Grant Common Stock (a) initially based on the average of the high and low trading prices on the NYSE on the first full trading date after "when-distributed" trading begins, and (b) following 30 consecutive trading days after "when-distributed" trading begins, for options remaining outstanding on such date, the average of the last sales price per share of Grant Common Stock on the NYSE for each of the 30 consecutive trading days beginning on the date "when-distributed" trading begins; and

                           W =      The market value per share of Weatherford Common Stock as of the close of market on the last trading day before "when-issued" trading begins as reported by the NYSE.



                  (vi) As a condition of exercise of a Grant Option issued to a current or former Weatherford employee, Grant shall require the optionee to pay at the time of exercise the exercise price and the amount necessary to cover Weatherford's obligation to withhold all federal, state, local and other taxes. Grant will then transfer Grant Common Stock to the optionee in accordance with the terms of the Grant Option. Grant also shall immediately notify Weatherford of the exercise and remit to Weatherford the sum necessary to cover Weatherford's obligation to withhold all federal, state, local and other taxes with respect to such exercise. To the extent that compensation income recognized by a holder of a Grant Option is attributable to services rendered to Weatherford or any of its subsidiaries (other than Grant or any of its subsidiaries), Weatherford (or its subsidiary) and not Grant shall be entitled to a compensation expense deduction for federal income tax purposes, and Grant (or any of its subsidiaries) shall not attempt to claim a deduction for such expense.

         (b)      Substitution of 1998 Weatherford Options.

                  (i) Each Weatherford Option granted under the 1998 Weatherford Employee Option Plan (collectively, "1998 Weatherford Options") held by a Grant Employee will be substituted with Grant Options. The number of shares of Grant Common Stock subject to such Grant Options and the exercise price of such Grant Options will be determined as provided in the following formula:

                  The exercise price for the Grant Option will equal:                            E (G/W)

                  The number of shares of Grant Common Stock subject to the
                  Grant Option will equal                                                        NE/Pg



                  Where    E  =     The original exercise price of the 1998 Weatherford Option;

                           N  =     The original number of shares of Weatherford Common Stock subject to the 1998 Weatherford Option;

                           G  =     The market value per share of Grant Common Stock (a) initially based on the average of the high and low trading prices on the NYSE on the first full trading date after "when-distributed" trading begins, and (b) following 30 consecutive trading days after "when-distributed" trading begins, for options remaining outstanding on such date, the average of the last sales price per share of Grant Common Stock on the NYSE for each of the 30 consecutive trading days beginning on the date "when-distributed" trading begins;

                           W  =     The market value per share of Weatherford
                                    Common Stock as of the close of market on
                                    the last trading day before
                                    "when-distributed" trading begins as
                                    reported by the NYSE; and

                           Pg =     The exercise price of the Grant Option
                                    determined in accordance with the first
                                    formula of this subsection (i).

                  (ii) Each 1998 Weatherford Option held by a Weatherford Employee and each of the 1998 Director Options and Warrants will be adjusted. The number of shares of Weatherford Common Stock for which those adjusted options will be exercisable and the adjusted exercise price of those options will be determined as provided in the following formula:


                  The adjusted exercise price for the Weatherford Option will equal     E (W-G)/W

                  The number of shares of Weatherford Common Stock subject to the
                  adjusted option will equal                                            NE/Pw

                  Where    E  =     The original exercise price of the 1998 Weatherford Option;

                           N  =     The original number of shares of Weatherford Common Stock subject to the 1998 Weatherford Option;

                           G  =     The market value per share of Grant Common Stock (a) initially based on the average of the high and low trading prices on the NYSE on the first full trading date after "when-distributed" trading begins, and (b) following 30 consecutive trading days after "when-distributed" trading begins, for options remaining outstanding on such date, the average of the last sales price per share of Grant Common Stock on the NYSE for each of the 30 consecutive trading days beginning on the date "when-distributed" trading begins;

                           W  =     The market value per share of Weatherford
                                    Common Stock as of the close of market on
                                    the last trading day before
                                    "when-distributed" trading begins as
                                    reported by the NYSE; and

                           Pw =     The adjusted exercise price of the 1998
                                    Weatherford Option determined in accordance with the first formula in this subsection
                                    (ii).



                  (iii) The adjusted Weatherford Options will be administered under the Weatherford Stock Option Plan or Weatherford Director Plan under which they were issued. The substitute Grant Options will be issued and administered under the Grant Employee Stock Plan.

         (c) Treatment of Outstanding Restricted Stock. Holders of restricted Weatherford Common Stock granted under the Weatherford Enterra, Inc. Restricted Stock Incentive Plan, the Weatherford Enterra, Inc. 1997 Non-Employee Directors Restricted Stock Plan or under an individual agreement in the case of the restricted stock award granted to Curtis W. Huff, will receive one share of restricted Grant Common Stock for each share of restricted Weatherford Common Stock they hold. The restricted Grant Common Stock will be subject to the same restrictions as the applicable restricted Weatherford Common Stock without any reference to employment with Grant.




                                   ARTICLE 6

                                INDEMNIFICATION

         6.1 Indemnification Matters.

         (a) Grant hereby agrees to indemnify, defend and hold Weatherford and its Affiliates and each of their respective officers, directors, employees, agents and assigns (collectively, the "Weatherford Indemnified Parties") harmless from and against any and all Liabilities or Environmental Liabilities (including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and experts) that the Weatherford Indemnified Parties incur, suffer or realize, are subject to a claim for or are subject to, that are based upon, arising out of, relating to or otherwise in respect of:

                  (i) any breach of any covenant or agreement of any Grant Company contained in this Agreement or any other agreement contemplated hereby, including the Tax Allocation Agreement;

                  (ii) the acts or omissions of any Grant Company or any Affiliate of any Grant Company (other than Weatherford and its Affiliates that are not Grant Companies after the Distribution) or the conduct of any business by them or any predecessor thereto before, on or after the Distribution Date;

                  (iii) the Grant Liabilities;

                  (iv) the Assets;

                  (v) the conveyance, assignment, sale, lease or making available of the Assets;

                  (vi) any Grant Tax (except as provided otherwise in the Tax Allocation Agreement);

                  (vii) any and all amounts for which Weatherford may be liable on account of any claims, administrative charges, self-insured retentions, deductibles, retrospective premiums or fronting provisions in insurance policies, including as the result of any uninsured period, insolvent insurance carriers or exhausted policies, arising from claims by any Grant Company or any Affiliate of any Grant Company, or the employees of any of the foregoing, or claims by insurance carriers of any Grant Company for indemnity arising from or out of claims by or against any Grant Company for acts or omissions of any Grant Company, or related to any current or past business of any Grant Company or any product or service provided by any Grant Company;

                  (viii) any COBRA Liability with respect to any employees of Weatherford who become employees of any Grant Company after the Distribution;

                  (ix) any settlements or judgments in any litigation commenced by one or more insurance carriers against Weatherford on account of claims by any Grant Company or employees of any Grant Company;

                  (x) any and all Liabilities incurred by Weatherford pursuant to its obligations hereunder in seeking to obtain or obtaining any consent or approval to assign, transfer or lease any interest in any asset or instrument, contract, lease, permit or benefit to any Grant Company arising thereunder or resulting therefrom;

                  (xi) any Liability relating to the failure to comply with any bulk sales or transfer laws in connection herewith or with any of the other agreements contemplated hereby;

                  (xii) the on-site or off-site handling, storage, treatment or disposal of any Waste Materials generated by any Grant Company;

                  (xiii) any and all Environmental Conditions, known or unknown, existing on, at or underlying any of the Properties or related to the operations on any of the Properties or with regard to any of the Assets;

                  (xiv) any acts or omissions of any Grant Company relating to the ownership or operation of the business of any Grant Company or the Properties;

                  (xv) any and all Liabilities incurred by Weatherford or any of its Affiliates relating to any guarantee or other financial assurance provided by Weatherford or any of its Affiliates on behalf of any Grant Company;

                  (xvi) any Liability relating to any claim or demand by any stockholder of Weatherford, any stockholder of Grant following the Distribution or any other Person with respect to the Transfers (or any of them), the Contribution, the Distribution or the transactions relating thereto;

                  (xvii) any Liability relating to the Grant 401(k) Plan, any Grant Employee Benefit Plan and the other employee benefit or welfare plans of any Grant Company; and

                  (xviii) any Liability relating to any Excluded Asset with respect to any period prior to the Distribution Date.

                  (b) Absolute Indemnity. NONE OF THE WEATHERFORD INDEMNIFIED PARTIES WILL BE OBLIGATED TO INSTITUTE ANY LEGAL PROCEEDINGS IN CONNECTION WITH THE COLLECTION OR PURSUIT OF ANY INSURANCE IN ORDER TO EXERCISE AN INDEMNIFICATION REMEDY UNDER THIS ARTICLE 6. UNLESS OTHERWISE SPECIFICALLY EXPRESSED, THIS INDEMNITY OBLIGATION SHALL APPLY WITHOUT REGARD TO WHETHER THE LIABILITY OR ENVIRONMENTAL LIABILITY WAS CAUSED BY THE ORDINARY OR GROSS NEGLIGENCE OF ANY OF THE WEATHERFORD INDEMNIFIED PARTIES (WHETHER

         SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE), OR WHETHER THE LIABILITY OR ENVIRONMENTAL LIABILITY IS BASED ON STRICT LIABILITY, ABSOLUTE LIABILITY OR ARISES AS AN OBLIGATION OF CONTRIBUTION OR INDEMNITY. GRANT ACKNOWLEDGES THAT IT IS AWARE OF VARIOUS THEORIES KNOWN AS THE "EXPRESS NEGLIGENCE" DOCTRINE AND OTHER SIMILAR DOCTRINES AND THEORIES THAT MAY LIMIT INDEMNIFICATION AND AGREES AND STIPULATES THAT THE PROVISIONS OF THIS AGREEMENT REFLECT THE EXPRESS INTENT OF THE PARTIES THAT THE INDEMNIFICATION TO BE PROVIDED BY GRANT APPLY NOTWITHSTANDING THE FACT THAT THE LIABILITY OR ENVIRONMENTAL LIABILITY (I) MAY NOT CURRENTLY BE KNOWN BY IT OR MANIFEST ITSELF IN ANY REGARD, (II) MAY ARISE UNDER A STATUTE OR THEORY THAT MAY NOT CURRENTLY EXIST OR BE KNOWN TO GRANT, (III) MAY ARISE AS A RESULT OF ANY ACT OR OMISSION BY ANY OF THE WEATHERFORD INDEMNIFIED PARTIES (WHETHER SUCH CONDUCT BE SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR (IV) MAY CONSTITUTE A VIOLATION OF ANY APPLICABLE CIVIL OR CRIMINAL LAW OR REGULATION.

         6.2 Notice of Circumstance. After receipt by Weatherford of notice, or Weatherford's actual discovery, of any action, proceeding, claim, demand or potential claim that could give rise to a right to indemnification pursuant to any provision of this Agreement (any of which is individually referred to as a "Circumstance"), Weatherford shall give Grant written notice describing the Circumstance in reasonable detail; provided, however, that no delay by Weatherford in notifying Grant shall relieve Grant from any Liability or Environmental Liability hereunder. If Grant notifies Weatherford within 15 days after such notice that Grant is assuming the defense thereof, except as otherwise provided in the Tax Allocation Agreement, (i) Grant will defend the Weatherford Indemnified Parties against the Circumstance with counsel of its choice, provided such counsel is reasonably satisfactory to Weatherford, (ii) the Weatherford Indemnified Parties may retain separate co-counsel at its or their sole cost and expense (except that Grant will be responsible for the fees and expenses for the separate co-counsel to the extent Weatherford concludes reasonably that the counsel Grant has selected has a conflict of interest),
(iii) the Weatherford Indemnified Parties will not consent to the entry of any judgment or enter into any settlement with respect to the Circumstance without the written consent of Grant and (iv) Grant will not consent to the entry of any judgment with respect to the Circumstance, or enter into any settlement that (x) requires any payments by or continuing obligations of an Weatherford Indemnified Party, (y) requires an Weatherford Indemnified Party to admit any facts or liability that could reasonably be expected to adversely affect an Weatherford Indemnified Party in any other matter or (z) does not include a provision whereby the plaintiff or claimant in the matter releases the Weatherford Indemnified Parties from all Liability with respect thereto, without the written consent of Weatherford. In the event Grant does not notify Weatherford within 15 days after Weatherford has given notice of the Circumstance that Grant is assuming the defense thereof, the Weatherford Indemnified Parties may defend against, or enter into any settlement with respect to, the Circumstance in any manner the Weatherford Indemnified Parties reasonably may deem appropriate, at Grant's sole cost.

         6.3 Payment. Payment of any amounts due pursuant to this Article 6 shall be made in United States dollars in immediately available funds, by wire transfer to a bank account or accounts to be designated by the Weatherford Indemnified Party, within ten Business Days after notice is sent by the Weatherford Indemnified Party. If and to the extent the Weatherford Indemnified Party shall make written demand upon Grant for indemnification pursuant to this
Article 6 and Grant shall refuse or fail to pay in full, within ten Business Days of such written demand, the amounts demanded pursuant hereto and in accordance herewith, then the Weatherford Indemnified Party may utilize any legal or equitable remedy to collect from Grant the amount demanded.

         6.4 Insurance. Grant shall not be obligated to indemnify the Weatherford Indemnified Parties for amounts that shall have been covered and paid by insurance of the Weatherford Indemnified Parties; provided, however, insurance shall not include deductibles or self-insured retentions.


         6.5 Scope of Indemnification. INDEMNIFICATION UNDER THIS ARTICLE 6 SHALL BE IN ADDITION TO ANY REMEDIES WEATHERFORD OR ANY WEATHERFORD INDEMNIFIED PARTY MAY HAVE AT LAW OR EQUITY. THERE SHALL BE NO TIME LIMIT AS TO GRANT'S INDEMNIFICATION OBLIGATIONS HEREUNDER.

         6.6 Indemnity for Certain Environmental Liabilities. It is the intention of the parties that the indemnity provided herein with respect to Environmental Liabilities under CERCLA and corresponding provisions of state law is an agreement expressly not barred by 42 U.S.C. Section 9607(e)(i) or corresponding provisions of any state law.

                                   ARTICLE 7

                   CONDITIONS TO OBLIGATIONS OF WEATHERFORD

         The obligations of the Weatherford to consummate the Distribution hereunder shall be subject to the fulfillment of each of the following conditions:

         (a) The Board of Directors of Weatherford shall be satisfied that, after giving effect to the Contribution, (i) Weatherford will not be insolvent and will not have unreasonably small capital with which to engage in its businesses and (ii) the Weatherford surplus will be sufficient to permit, without violation of Delaware law, the Distribution.

         (b)      The Transfers shall have been made or occurred.

         (c) Weatherford and Grant shall have executed the Preferred Supplier Agreement.

         (d) Weatherford and Grant shall have executed the Tax Allocation Agreement.

         (e) Weatherford and Grant shall have executed the Transition Services Agreement.

         (f) Grant shall have filed the Restated Certificate of Incorporation, effecting the recapitalization described in Section 3.2.

         (g) The Board of Directors of Grant shall have adopted the Amended Bylaws.

         (h) The Grant Common Stock shall have been approved for listing by the NYSE, and the NYSE shall not have (i) withdrawn its certification filed with the SEC that the Grant Common Stock has been approved for listing, (ii) suspended trading in either the Grant Common Stock or the Weatherford Common Stock or (iii) filed with the SEC a Form 25 to strike either the Grant Common Stock or the Weatherford Common Stock from listing and registration thereof.

         (i) Grant's Registration Statement on Form 10 shall have become effective pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and the SEC shall not have commenced any action to prohibit or restrict the Distribution in any way.

         (j) Weatherford shall have received a ruling from the United States Internal Revenue Service to the effect that, for United States federal income tax purposes, no gain or loss will be recognized by, and no amount will be included in the income of, the Weatherford stockholders upon their receipt of shares of Grant Common Stock in the Distribution and that no gain or loss will be recognized by Weatherford as a result of the Distribution.

         (k) Grant shall have executed the Note and delivered the Note to Weatherford.

         (l) The Board of Directors of Weatherford shall not have determined, in its sole discretion, to abandon, defer or modify the Transfers, the Contribution and the Distribution or the terms thereof.


                                   ARTICLE 8

                                 MISCELLANEOUS

         8.1 Grant Covenants. To assure the performance of the obligations of Grant under this Agreement, Grant hereby covenants and agrees that it will not, and will cause the Grant Companies not to, merge, convert into another entity, engage in a share exchange for a majority of its shares, liquidate or transfer, assign or otherwise convey or allocate, directly or indirectly, in one or more transactions, whether or not related, a majority of Grant's assets (determined in good faith by a board resolution prior to the transaction on a fair value and consolidated basis) to any Person unless the acquiring Person (i) expressly assumes the obligations of Grant hereunder, (ii) executes and delivers to Weatherford an agreement, in form and substance satisfactory to Weatherford, agreeing to be bound by each and every provision of this Agreement as if it were Grant and (iii) has a net worth on a pro forma basis after giving effect to the acquisition or business combination equal to or greater than that of Grant (on a consolidated basis) and Grant complies with the provisions of the Tax Allocation Agreement. Any such assumption of liability by the acquiring Person shall not release Grant from its obligations under this Agreement.

         8.2 Governing Law. All questions arising out of this Agreement and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach, shall be governed by and construed in accordance with the internals laws of the State of Texas, without regard to or the application of the rules of conflicts of laws set forth in such laws.

         8.3 Arbitration.

         (a) In the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 90 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 8.3 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 Business Days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

         (b)     All arbitration proceedings shall be held in Houston, Texas.

         (c) Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto or an Affiliate thereof. A person associated or affiliated with the legal counsel for either of the parties or their Affiliates will not be considered independent.

         (d) The arbitrators shall resolve all disputes in controversy in accordance with the Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators shall not be authorized to order any equitable remedies and shall only be empowered to make monetary awards and determinations with respect to compliance by a party and its Affiliates with the terms hereof.

         (e) The arbitrators appointed pursuant to this Section 8.3 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall endeavor to render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named.

         (f) The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

         (g) The cost of the arbitration shall be borne by the parties thereto as unanimously determined by the arbitrators.

         (h) Notwithstanding the agreement by the parties to arbitration, either party may seek from a court of competent jurisdiction injunctive and other equitable relief in aid of arbitration. Each party hereto on its own behalf and on behalf of its Affiliates irrevocably agrees that any such relief shall first be sought in Federal or State court in Harris County, Texas.

         8.4 Notices. All notices and other communications to be given or made hereunder shall be in writing and shall be (a) personally delivered with signed receipt obtained acknowledging delivery; (b) transmitted by postage prepaid registered mail, return receipt requested (air mail if international); or (c) transmitted by facsimile; to a party at the address set out below (or at such other address as it may have provided notification for the purposes hereof to the other party hereto in accordance with this Section).

         If to Grant:                       Grant Prideco, Inc.
                                            1450 Lake Robbins Drive, Suite 600
                                            The Woodlands, Texas 77380
                                            Fax number: (281) 297-8569
                                            Attention:  President

         If to Weatherford:                 Weatherford International, Inc.
                                            515 Post Oak Boulevard, Suite 600
                                            Houston, Texas 77027
                                            Fax number: (713) 693-4484
                                            Attention:  General Counsel

                                            With a copy to:
                                            Fulbright & Jaworski L.L.P.
                                            1301 McKinney, Suite 5100
                                            Houston, Texas 77010-3095
                                            Fax number: (713) 651-5246
                                            Attention:  Charles L. Strauss

         8.5 Expenses. Except as otherwise set forth herein or in any agreement executed in connection herewith, all costs and expenses related to the Distribution and the transactions contemplated hereby shall be borne by Weatherford.

         8.6 Entire Agreement. This Agreement, including the Schedules, Annexes and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between Weatherford and Grant with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by duly authorized officers of Weatherford and Grant.

         8.7 Waiver. No consent or waiver, express or implied, by a party hereto to or of any breach or default by the other party hereto in the performance by such other party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, will not constitute a waiver by such party of its rights hereunder. The giving of consent by a party in any one instance will not limit or waive the necessity to obtain such party's consent in any future instance.


         8.8 Binding Effect; Assignment; No Third Party Benefit.

                  (a) This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign its rights under this Agreement without the prior written consent of the other party; provided, however, Weatherford may assign any of its rights and obligations under this Agreement to any Weatherford Affiliate, of which Weatherford beneficially owns or controls at least 50% of the equity or other interests of such Affiliate, without the consent of Grant.

                  (b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Grant, Weatherford and the Weatherford Indemnified Parties any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         8.10 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         8.11 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders; and the singular will include the plural and vice versa. The headings of the Articles and Sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof or thereof.

         8.12 Severability. Any provision of this Agreement that is determined by arbitration as provided herein or a court of competent jurisdiction to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable, so long as the material purposes of this Agreement can be determined and effectuated. Should any provision of this Agreement be so declared invalid, illegal or unenforceable, the parties shall agree on a valid provision to substitute for it.

         8.13 Further Assurances. Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as will from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                       [signatures of the following page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth in the introduction to this Agreement.



                                  WEATHERFORD INTERNATIONAL, INC.



                                  By:  /s/ CURTIS W. HUFF
                                       ----------------------------------------
                                                   Curtis W. Huff
                                       Executive Vice President, Chief Financial
                                         Officer, General Counsel and Secretary


                                  GRANT PRIDECO, INC.



                                  By:  /s/ JOHN C. COBLE
                                       ----------------------------------------
                                                     John C. Coble
                                                       President